UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2005

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Maple, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 8, 2005, Hiland Partners, LP (the “Partnership”) entered into a 15-year definitive Gas Purchase Agreement (the “Agreement”) with Continental Resources, Inc. (“Continental”), an affiliate of the Partnership’s general partner, under which the Partnership will gather, treat and process additional natural gas, which is produced as a by-product of Continental’s secondary oil recovery operations, in the areas specified by the contract.  In return, the Partnership will receive 50% of the proceeds attributable to residue gas and natural gas liquids sales as well as certain fixed fees associated with gathering and treating the natural gas, including a $0.60 per Mcf fee for the first 36 Bcf of natural gas gathered.  In order to fulfill its obligations under the agreement, the Partnership intends to expand its Badlands gas gathering system and processing plant located in Bowman County, North Dakota.  This expansion project will include the construction of a 40 million cubic feet per day nitrogen rejection plant and the expansion of the Partnership’s existing Badlands field gathering infrastructure.

The Partnership’s Board of Directors and the Partnership’s Conflicts Committee, consisting of the Partnership’s independent directors, have approved the agreement.  The expansion project, which is targeted for completion in the 4th quarter of 2006, is expected to cost approximately $40 million, which the Partnership intends to fund using its existing bank credit facility.  Moreover, the Partnership expects to spend an additional $9.5 million in 2007 to expand its gathering system.  The cost to expand the system may exceed expected costs, if the Partnership’s assumptions as to construction costs or other factors are incorrect or as a result of other events that are beyond the Partnership’s control.

This Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control.  An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission.  The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Item 2.02.  Results of Operations and Financial Condition

On November 10, 2005, the Partnership released its financial results for the third quarter of 2005.

A copy of the Partnership press release announcing the financial results is attached as Exhibit 99.1 to this current report on Form 8-K.  The press release is incorporated in this Item 2.02 by reference.

As provided in General Instruction B.2. of Form 8-K, the information in this Item 2.02 (including the press release attached as Exhibit 99.1 incorporated by reference in this Item 2.02) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Gas Purchase Agreement among Hiland Partners, LP and Continental Resources, Inc. dated November 8, 2005.
99.1	—	Press Release issued by Hiland Partners, LP on November 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC,
its General Partner

	By:	/s/ Ken Maples
		Name:	Ken Maples
		Title:	Chief Financial Officer, Vice President—Finance, Secretary and Director

Dated: November 10, 2005